Exhibit 99.1

Best Buy Europe Distributions Limited

Non-Statutory Financial Statements 2008

Independent Auditors’ Report to the Board of Directors and Stockholders of Best Buy Europe Distributions Limited

We have audited the consolidated financial statements of Best Buy Europe Distributions Limited (the “Group”) for the 52 weeks ended 29 March 2008, which comprise the consolidated income statement, consolidated statement of changes in equity, consolidated balance sheet, consolidated cash flow statement and the related notes 1-28. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Group has not presented prior period comparatives because such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X. In our opinion, disclosure of comparatives is required by International Financial Reporting Standards as issued by the International Accounting Standards Board (“IASB”).

In our opinion, except for the omission of comparative financial information, such financial statements present fairly, in all material respects, the financial position of the Group at 29 March 2008, and the results of its operations and its cash flows for the 52 week period then ended in conformity with International Financial Reporting Standards as issued by the IASB.

The accompanying financial statements have been prepared from the separate records maintained by the retail and distribution business of The Carphone Warehouse Group PLC and may not necessarily be indicative of the conditions that would have existed or the results of operations if the business had been operated as an unaffiliated company.

/s/ DELOITTE & TOUCHE LLP

Chartered Accountants

London, UK

12 September 2008

Consolidated Income Statement

For the 52 weeks ended 29 March 2008

	Notes	52 weeks ended 29 March 2008
		£m
Revenue		3,092
Cost of sales		(2,111)
Gross profit		981
Operating expenses		(855)
Share of results of associate	12	1
Profit before interest and taxation	2	127
Interest payable	5	(24)
Interest receivable	5	27
Foreign exchange loss on ineffective hedges	5,18	(20)
Profit before taxation		110
Taxation	6	(22)
Net profit for the financial period		88

The accompanying notes are an integral part of this consolidated income statement.  All amounts relate to continuing operations.

Consolidated Statement of Changes in Equity

For the 52 weeks ended 29 March 2008

	Notes	52 weeks ended 29 March 2008
		£m
At the beginning of the period		660

Net profit for the financial period	21	88
Currency translation and cash flow hedges	21	29
Tax on items recognised directly in reserves	6,21	2
Net change in available-for-sale investments	21	(1)
Total recognised income and expense for the period		118

Capital contribution in respect of share-based payments	4,21	6
Equity dividends	7,21	(35)
Movements on reconstruction reserve	21	(47)

At the end of the period		702

The accompanying notes are an integral part of this consolidated statement of changes in equity.

Consolidated Balance Sheet

As at 29 March 2008

	Notes	29 March 2008
		£m
Non-current assets
Goodwill	8	189
Other intangible assets	9	164
Property, plant and equipment	10	187
Interest in associate	12	6
Deferred tax assets	6	7
		553
Current assets
Inventory	13	210
Trade and other receivables	14	854
Current asset investments	15	2
Cash and cash equivalents	17	222
		1,288
Total assets		1,841

Current liabilities
Trade and other payables	16	(693)
Corporation tax liabilities		(27)
Loans and other borrowings	17	(331)
Provisions	19	(75)
		(1,126)
Non-current liabilities
Deferred tax liabilities	6	(13)
		(13)
Total liabilities		(1,139)

Net assets		702

Equity
Share capital	20,21	—
Reconstruction reserve	21	313
Translation reserve	21	31
Accumulated profits	21	358
Funds attributable to equity shareholders		702

The accompanying notes are an integral part of this consolidated balance sheet.

Consolidated Cash Flow Statement

For the 52 weeks ended 29 March 2008

		52 weeks ended
	Notes	29 March 2008
		£m
Operating activities
Profit before taxation		110
Interest payable	5	24
Interest receivable	5	(27)
Foreign exchange loss on ineffective hedges	5	20
Profit before interest and taxation		127
Adjustments for non-cash items:
Share-based payments	4	6
Non-cash movements on associate		(3)
Depreciation		51
Amortisation and goodwill expense		66
Operating cash flows before profits on disposal and movements in working capital		247
Profit on disposal of property, plant and equipment, investments and intangible assets		(2)
Increase in trade and other receivables		(51)
Increase in inventory		(35)
Increase in trade and other payables		37
Decrease in provisions		(19)
Cash generated from operations		177
Taxation paid		(11)
Net cash generated from operating activities		166

Investing activities
Interest received		27
Proceeds from sale of property, plant and equipment and intangible assets		15
Proceeds from disposal of subsidiary	11	11
Proceeds from current asset investments		2
Acquisition of subsidiaries, net of cash acquired	11	(5)
Acquisition of intangible assets		(92)
Acquisition of property, plant and equipment		(72)
Cash flows from investing activities		(114)

Financing activities
Proceeds on net borrowings		2
Interest paid		(24)
Dividends paid	7	(35)
Cash flows relating to distributions to the Carphone Warehouse Group PLC		(53)
Cash flows from financing activities		(110)

Net decrease in cash and cash equivalents		(58)
Cash and cash equivalents at the start of the period		256
Effect of exchange rate fluctuations		9
Cash and cash equivalents at the end of the period		207

Cash and cash equivalents for the purposes of this statement comprise:
Cash and cash equivalents	17	222
Bank overdrafts	17	(15)
		207

Notes to the Financial Statements for the 52 weeks ended 29 March 2008

1                 Accounting policies

Description of the business

Best Buy Europe Distributions Limited (formerly CPW Distribution Holdings Limited) was incorporated as a wholly owned subsidiary of The Carphone Warehouse Group PLC on 13 March 2008. After that date certain companies and assets of The Carphone Warehouse Group PLC, which together comprised its retail and distribution business, were transferred to Best Buy Europe Distributions Limited to form the Best Buy Europe Distributions Limited group (“the Group”), “the Group Reorganisation”. A list of the significant investments transferred to Best Buy Europe Distributions Limited is set out in note 11a.

a) Basis of preparation

These non-statutory financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) and International Financial Reporting Interpretations Committee (“IFRIC”) interpretations as issued by the International Accounting Standards Board at 29 March 2008 with the exception that prior period comparatives have not been presented as required by IAS 1 ‘Presentation of Financial Statements’. Such comparatives are not required by Rule 3-05 of the United States Securities and Exchange Commission Regulation S-X.

The consolidated financial statements have been prepared on the historical cost basis, except for the revaluation of certain financial instruments and investments. The principal accounting policies adopted are set out below.

These consolidated financial statements have been prepared with the objective of presenting the results, net assets and cash flows of the Group, which was previously the retail and distribution business of The Carphone Warehouse Group PLC, as if it had been a standalone business during the reporting period.

As the retail and distribution companies and assets transferred were under common control both before and after the transfer, the consolidated financial statements have been prepared as though Best Buy Europe Distributions Limited and the Group had been in existence in its current form throughout the 52 weeks ended 29 March 2008. Accordingly, the following principles have been applied in the preparation of these financial statements:

•                  Assets and liabilities have been recorded at the carrying value at which they were held prior to transfer; and

•                  Results for the businesses that together form the Group have been aggregated as though that structure had existed throughout the period.

The consolidated financial statements have been prepared by aggregating the statutory accounts of the companies and assets controlled by the retail and distribution business that have been transferred to the Group through the Group Reorganisation. Any assets and liabilities held within the consolidation of The Carphone Warehouse Group PLC that relate to the Group have also been reflected in the consolidated financial statements, as though they formed part of the Group. The principles of IAS 27 ‘Consolidated and Separate Financial Statements’ and SIC 12 ‘Consolidation – Special Purpose Entities’ have been applied in determining the companies and assets to be combined. The specific circumstances are discussed in more detail below.

As a part of the Group Reorganisation, certain companies and assets were transferred out of the Group, as they did not form part of and were not controlled by the retail and distribution business of The Carphone Warehouse Group PLC. Such companies and assets have been treated as though they were never part of the Group. Accordingly, any profits or losses arising on the transfers have been excluded from the Group financial statements for the period. As a consequence, the impact of the transfers on Group indebtedness is not reflected in the financial statements at 29 March 2008. Such transfers were made at market value as determined by management for cash consideration during June 2008. By the date of transfer, the full value at which transfers were made has been reflected in Group indebtedness and any profits or losses arising on the transfers have been reflected in the reconstruction reserve as these are effectively treated as a capital contribution from The Carphone Warehouse Group PLC.

Additionally, prior to the Group Reorganisation, certain dividends were declared and paid by entities that became part of the Group through the Group Reorganisation. Such dividends have been excluded from the financial statements at 29 March 2008. As a consequence, the impact of the dividends on Group indebtedness is not reflected in the financial statements at 29 March 2008. Such dividends were paid in June 2008, and at that time they have been reflected in Group indebtedness, and accumulated profit.

Goodwill that relates to the Group, but that arose on investments held directly by The Carphone Warehouse Group PLC, has not been included in the financial statements.

Reinsurance services were provided to the retail and distribution business during the period by an entity that was not controlled by the retail and distribution business that was not transferred to the Group.  However, since 1 July 2008 this reinsurance activity has been conducted under the same commercial terms through a new entity that is part of the Group, and various trading assets and liabilities have been transferred into the Group from the entity that previously provided the reinsurance services. Therefore the results and those assets and liabilities of the reinsurance business that relate to the retail and distribution business for the 52 weeks ended 29 March 2008 have been consolidated in these financial statements.  Cash balances in the reinsurance business have not been transferred into the Group and therefore have been excluded from the consolidated financial statements, with the offset being reflected in the reconstruction reserve. Additionally, any dividends paid by the reinsurance entity have been reflected in the reconstruction reserve rather than accumulated profits as these are effectively treated as a distribution to The Carphone Warehouse Group PLC as a part of the Group Reorganisation.

To the extent that the retail and distribution business required funding during the period, it was generally provided by The Carphone Warehouse Group PLC either through formal loan agreements or an international cash pooling mechanism. Similarly, any excess funds in the Group were generally loaned to The Carphone Warehouse Group PLC or deposited through its cash pooling mechanism. Intercompany balances have been assessed to determine whether their nature is that of long-term or short-term funding, loans or cash equivalents, and have been presented accordingly in the consolidated financial statements.

During the period, interest was charged between The Carphone Warehouse Group PLC and the entities receiving funding, and interest was credited to entities that placed deposits with or made loans to The Carphone Warehouse Group PLC and its other subsidiaries (“The Carphone Warehouse”). Indebtedness between the Group and The Carphone Warehouse has been affected by certain steps within the Group Reorganisation. The impact of such steps has been reflected in the balance sheet at 29 March 2008. However, no retrospective changes have been made to interest payable or receivable, as though the Group Reorganisation had occurred at the beginning of the period.

During the period, The Carphone Warehouse Group PLC held net investment hedges in respect of certain subsidiaries of the Group such that foreign exchange movements on the foreign currency borrowings that hedge movements in underlying foreign currency net assets were taken directly to reserves.  Since 1 July 2008 similar net investment hedges have been set up for Best Buy Europe Distributions Limited such that the overall hedging impact for foreign exchange risks being hedged within the Group is the same as it had been for The Carphone Warehouse Group PLC prior to the Group Reorganisation. However, as hedge documentation in accordance with IAS 39 ‘Financial Instruments: Recognition and Measurement’ was not in place for Best Buy Europe Distributions Limited during the reporting period, hedge accounting has not been applied in these financial statements. As a result, the income statement presented in these financial statements is not representative of either the hedging arrangements of The Carphone Warehouse Group PLC for the 52 weeks ended 29 March 2008 or those of the Group after the Group Reorganisation.

The taxation charge for the period has been calculated on a separate return basis. The tax expense presented may not be representative of the actual tax expense that would have been incurred had the Group been a standalone business or those that will be incurred by the Group in the future.

During the period, various services were provided to the Group by The Carphone Warehouse and by the Group to The Carphone Warehouse. Recharges relating to these services have been reflected in these consolidated financial statements. These charges might have been different had the Group existed on a standalone basis during the period and therefore the consolidated financial statements at 29 March 2008 do not necessarily reflect the results, net assets and cash flows that the Group might have had if it had been a separate, standalone group during the reporting period. Details of transactions with The Carphone Warehouse are set out in note 25.

Adjustments reflected in the reconstruction reserve, which have implications for cash and cash equivalents, have been disclosed in the cash flow statement as “Cash flows relating to distributions to the The Carphone Warehouse Group PLC”.

The results of subsidiaries acquired or sold during the period are included from or to the date on which control passed, except where accounted for as a part of the Group Reorganisation detailed above. Intercompany transactions between and balances with entities of the Group are eliminated on consolidation. Where necessary, adjustments are made to the financial statements of subsidiaries, joint ventures and associates to bring accounting policies used into line with those used by the Group.

The following standards and interpretations became effective during the period ended 29 March 2008:

•                  IFRS 7 ‘Financial Instruments: Disclosures’, and the related amendment to IAS 1 ‘Presentation of Financial Statements’ on capital disclosures.  This introduces new disclosures relating to financial instruments but does not have any impact on their classification or valuation.

•                  IFRIC 8 ‘Scope of IFRS 2’ provides guidance where the consideration received for equity instruments issued is less than their fair value so as to assess whether they fall within the scope of IFRS 2. This standard has not impacted the Group’s financial statements.

•                  IFRIC 9 ‘Reassessment of Embedded Derivatives’ provides further guidance on the assessment of  embedded derivatives and is not relevant to the Group’s operations.

•                  IFRIC 10 ‘Interim Financial Reporting and Impairment’ prohibits certain impairment losses recognised in an interim period to be reversed at a subsequent balance sheet date. This standard has not had any impact on the Group’s financial statements.

At the date of authorisation of these financial statements, the following standards and interpretations had been issued but have not been applied by the Group:

•                  IFRS 8 ‘Operating Segments’, which the Group will adopt for the period ending 4 April 2009. This standard updates segmental reporting requirements but is expected to have little impact on the Group’s future disclosures, results or financial position.

•                  IFRIC 11 ‘Group and Treasury Share Transactions’ states that when an entity buys its own instruments to settle a share-based payment obligation it should be accounted for as an equity-settled award. The Group will adopt IFRIC 11 in the period ending 4 April 2009.

•                  IFRIC 12 ‘Service Concession Arrangements’ prescribes how to account for service concession arrangements. This is not relevant to the Group’s operations.

•                  IFRIC 13 ‘Customer Loyalty Programmes’ requires that where goods or services are sold with a customer loyalty incentive, the consideration receivable from the customer is allocated between the components of the arrangement using fair values, resulting in a portion of revenue being deferred on the balance sheet until the loyalty incentive has been satisfied or has expired.

•                  IFRIC 14 ‘IAS 19 – The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction’ provides further guidance on accounting for defined benefit funds. This standard does not have any impact on Group’s financial statements.

•                  IAS 1 (Amendment) ‘Presentation of Financial Statements’ impacts certain disclosures within the financial statements especially in relation to the income statement and statement of changes in equity but will have no effect on the financial results of the Group. This will be adopted for the period ending 3 April 2010.

•                  IAS 23 (Amendment) ‘Borrowing Costs’ requires the Group to capitalise borrowing costs directly attributable to a qualifying asset as part of the cost of that asset. The Group will adopt this standard for the period ending 4 April 2009.

•                  IFRS 2 (Amendment) ‘Share-based Payment’ clarifies the treatment of certain conditions when accounting for share-based payments. The Group will adopt the amendments for the period ending 3 April 2010.

•                  IFRS 3 (Revised) ‘Business Combinations’ changes certain aspects of accounting for business combinations including requiring all transaction costs to be expensed. The Group will adopt these revisions for the period ending 3 April 2010.

•                  IFRIC 15 ‘Agreements for the Construction of Real Estate’ provides additional guidance on accounting for real estate assets under the course of construction for which a company has entered into an agreement to sell. This standard is not expected to impact the Group.

•                  IFRIC 16 ‘Hedges of a Net Investment in a Foreign Operation’ provides clarification on how hedge accounting is applied to hedges of net investments in foreign operations. This standard will apply for the period ending 3 April 2010.

b) Foreign currency translation and financial instruments

Material transactions in foreign currencies are hedged using forward purchases or sales of the relevant currencies and are recognised in the financial statements at the exchange rates thus obtained. Unhedged transactions are recorded at the exchange rate on the date of the transaction. Material monetary assets and liabilities denominated in foreign currencies are hedged, to create matching liabilities and assets, and are retranslated at each balance sheet date.  Hedge accounting as defined by IAS 39 ‘Financial Instruments: Recognition and Measurement’ has been applied in the current period by marking to market the relevant financial instruments at the balance sheet date and recognising the gain or loss in reserves in respect of cash flow hedges and through the income statement in respect of fair value hedges.

On consolidation, the results of overseas operations are translated into Sterling at the average foreign exchange rates for the period, and their balance sheets are translated at the rates prevailing at the balance sheet date. Goodwill is held in the currency of the operations to which it relates.  Exchange differences arising on the translation of opening net assets, goodwill and results of overseas operations are dealt with through the translation reserve. All other exchange differences are included in the income statement.

The principal exchange rates against Sterling used in these financial statements are as follows:

	Average	Closing
	52 weeks ended 29 March 2008	29 March 2008
Euro	1.41	1.26
Swedish Krona	13.19	11.85
Swiss Franc	2.32	1.99
United States Dollar	2.01	1.99

In the event that a foreign operation is sold, the gain or loss on disposal recognised in the income statement is determined after taking into account the cumulative currency translation differences that are attributable to the operation.

c) Revenue

Revenue is stated net of VAT and other sales-related taxes.

The following accounting policies are applied to the Group’s revenue streams:

•                  Revenue arising on the sale of mobile and other products and services is recognised when the relevant products or services are provided;

•                  Revenue generated from the provision of mobile network services is recognised as it is earned over the lives of the relevant customers;

•                  Commission receivable on sales, being commission which is contractually committed, and for which there are no ongoing performance criteria, is recognised when the sales to which the commission relates are made, net of any provision for promotional offers and network operator performance penalties;

•                  Volume bonuses receivable from network operators are recognised when the conditions on which they are earned have been met;

•                  Volume bonuses received from suppliers of products are recognised as an offset to product cost when the conditions on which they are earned have been met, and are recognised within cost of sales when the products to which the volume bonuses relate have been sold;

•                  Ongoing revenue (share of customer airtime spend, and customer revenue and retention bonuses) is recognised as it is earned over the lives of the relevant customers;

•                  Insurance premiums are typically paid quarterly in advance. Administration fees paid by insurance customers, which cover sales and agency administration costs, are recognised as received. Insurance premium income is recognised over the lives of the relevant policies; and

•                  All other revenue is recognised when the relevant goods or services are provided.

d) Share-based payments

The Carphone Warehouse Group PLC has issued equity settled share-based payments to certain employees of the Group. Equity settled share-based payments are measured at fair value at the date of grant, and expensed over the vesting period, based on The Carphone Warehouse Group PLC’s estimate of the number of shares that will eventually vest.

Fair value is measured by use of a Binomial model for share-based payments with internal performance criteria (such as earnings per share targets) and a Monte Carlo model for those with external performance criteria (such as total shareholder return targets).

For schemes with internal performance criteria, the number of options expected to vest is recalculated at each balance sheet date, based on expectations of performance against target and of option holders leaving prior to vesting.  The movement in cumulative expense since the previous balance sheet is recognised in the income statement, with a corresponding entry in reserves.

For schemes with external performance criteria, the number of options expected to vest is adjusted only for expectations of option holders leaving prior to vesting.  The movement in cumulative expense since the previous balance sheet is recognised in the income statement, with a corresponding entry in reserves.

e) Pensions

Contributions to defined contribution schemes are charged to the income statement as they become payable in accordance with the rules of the schemes.

f) Dividends

Dividend income is recognised when payment has been received.  Dividends paid are recognised in the period in which they are approved.

g) Leases

Rental payments under operating leases are charged to the income statement on a straight-line basis over the period of the lease. Lease incentives and rent-free periods are amortised through the income statement on a straight-line basis over the period of the lease.

Gains or losses from sale and leaseback transactions are deferred over the life of the new lease to the extent that the rentals are considered to be above or below market rentals.  The remaining gain or loss is recognised within operating expenses in the period in which the sale is completed.

h) Taxation

Current tax, including UK corporation tax and overseas tax, is provided at amounts expected to be paid or recovered using the tax rates and laws that have been enacted or substantively enacted at the balance sheet date.

Deferred tax is provided in full on temporary differences between the carrying amount of an asset or liability in the balance sheet and its tax base.

Deferred tax liabilities represent tax payable in future periods in respect of taxable temporary differences. Deferred tax assets represent tax recoverable in future periods in respect of deductible temporary differences, and the carry-forward of unused tax losses and credits.  Deferred tax is determined using the tax rates that have been enacted or substantively enacted at the balance sheet date and are expected to apply when the deferred tax asset is realised or the deferred tax liability is settled.

Deferred tax is provided on the unremitted earnings of overseas subsidiaries, except where the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the asset can be utilised.  Current and deferred tax is recognised in the income statement except where it relates to an item recognised directly in reserves, in which case it is recognised directly in reserves.

Deferred tax assets and liabilities are offset where there is a legal right to do so in the relevant jurisdictions.

i) Intangible assets

Goodwill:

Goodwill arising on the acquisition of subsidiary undertakings and businesses, representing the excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is recognised initially as an asset at cost and is subsequently measured at cost less any accumulated impairment losses and goodwill expense.  At the acquisition date, goodwill is allocated to each of the cash-generating units (“CGUs”) expected to benefit from the combination and held in the currency of the operations to which the goodwill relates.  Goodwill is reviewed at least annually for impairment, or more frequently where there is an indication that goodwill may be impaired.  Impairment is determined by assessing the future cash flows of the CGUs to which the goodwill relates.  Where the future cash flows are less than the carrying value of goodwill, an impairment charge is recognised in the income statement.

On disposal of a subsidiary undertaking, the relevant goodwill is included in the calculation of the profit or loss on disposal.

Subscriber acquisition costs:

Subscriber acquisition costs comprise the direct third-party costs of recruiting and retaining new customers, net of incentives from network operators and provision for in-contract churn. They are capitalised as an intangible asset, to the extent that they are supported by expected future cash inflows, and amortised on a straight-line basis through operating expenses in the income statement over the minimum subscription period. Subscriber acquisition costs for customers with no minimum subscription commitment are reflected in operating expenses as incurred.

Software and licenses:

Software and licenses includes internal infrastructure and design costs incurred in the development of software for internal use.  Internally generated software is recognised as an intangible asset only if it can be separately identified, the asset is expected to generate future economic benefits, and the development cost can be measured reliably.  Where these conditions are not met, development expenditure is recognised as an expense in the period in which it is incurred.  Software and licenses are amortised on a straight-line basis over their estimated useful economic lives of up to eight years.

Key money:

Key money paid to enter a property is stated at cost, net of amortisation and any provision for impairment.  Amortisation is provided on key money at rates calculated to write off the cost, less estimated residual value, on a straight-line basis over ten years or the lease term if shorter.

j) Property, plant and equipment

Property, plant and equipment is stated at cost, net of depreciation and any provision for impairment. Depreciation is provided on all property, plant and equipment at rates calculated to write off the cost, less estimated residual value, of each asset on a straight-line basis over its expected useful life from the date it is brought into use, as follows:

Freehold buildings	2-4% per annum
Short leasehold costs	10 years or the lease term if less
Computer hardware	12.5-50% per annum
Fixtures and fittings	20-25% per annum
Motor vehicles	25% per annum

k) Recoverable amount of non-current assets

At each reporting date, an assessment is made of whether there is any indication that an asset may be impaired.  Where an indicator of impairment exists, a formal estimate is made of the asset’s recoverable amount.  Where the carrying amount of an asset exceeds its recoverable amount, the asset is considered to be impaired and is written down through an accelerated amortisation or depreciation charge to its recoverable amount.  The recoverable amount is the higher of an asset’s or CGU’s fair value less costs to sell and its value in use, and is determined for an individual asset, unless the asset does not generate cash flows that are largely independent of those from other assets or groups of assets.

l) Investments

All investments are initially recognised at cost, being the fair value of the consideration given plus any transaction costs associated with the acquisition.

The Group’s investments are categorised as available-for-sale and are then recorded at fair value. Changes in fair value, together with any related taxation, are taken directly to reserves, and recycled to the income statement when the investment is sold or determined to be impaired.

m) Interests in associates

Interests in associates are accounted for using the equity method.  The consolidated income statement includes the Group’s share of the pre-tax profits or losses and attributable taxation of the associates based on their financial statements for the period.  In the consolidated balance sheet, the Group’s interests in associates are shown as a non-current asset, representing the Group’s gross investment in the share capital of the associates, together with any goodwill associated with the investment, plus or minus the Group’s share of profits or losses arising.

n) Inventory

Inventory is stated at the lower of cost and net realisable value. Cost, net of discounts and volume bonuses from product suppliers (see note 1c), includes all direct costs incurred in bringing inventory to its present location and condition and represents finished goods and goods for resale.  Net realisable value is based on estimated selling price, less further costs expected to be incurred to disposal.  Provision is made for obsolete, slow-moving or defective items where appropriate.

o) Cash and cash equivalents

Cash and cash equivalents represent cash in hand and at bank, and short-term, highly liquid investments that are readily convertible to known amounts of cash. Cash and cash equivalents include deposits held within a cash pooling mechanism operated by The Carphone Warehouse Group PLC. These deposits are available on demand by the companies within the Group.

p) Loans and other borrowings

Loans and other borrowings represent bank overdrafts, and borrowing facilities provided by The Carphone Warehouse Group PLC.

All borrowing costs are recognised in the income statement in the period in which they are incurred.

q) Provisions

Provisions are recognised when the Group has a legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.  Provisions are discounted where the time value of money is considered to be material.

Provisions are categorised as follows:

Insurance:

Full provision is made for the estimated cost of all claims notified but not settled at the balance sheet date.  Provision is also made for the estimated cost of claims incurred but not reported at the balance sheet date, based on historic experience of the value of such claims.  Any differences between original claims provisions and subsequent settlements are reflected in the income statement in the relevant period.

Reorganisation:

Reorganisation provisions are only recognised where plans are demonstrably committed and where appropriate communication to those affected has been undertaken at the balance sheet date.  Provisions are not recognised in respect of future operating losses.

Sales:

Sales provisions relate to “cash-back” and similar promotions, product warranties, product returns, and network operator performance penalties.  The anticipated costs of these items are assessed by reference to historic trends and any other information that is considered to be relevant.

Other:

Other provisions relate to dilapidations and similar property costs, unresolved tax issues and legal disputes and costs associated with onerous contracts. All such provisions are assessed by reference to the best available information at the balance sheet date.

r) Business combinations

The cost of the acquisition of subsidiaries is measured as the fair values of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets, liabilities and contingent liabilities assumed in the business combination are recognised at their fair value at the acquisition date.

s) Use of critical accounting estimates and assumptions

Estimates and assumptions used in the preparation of the financial statements are continually reviewed and revised as necessary. Whilst every effort is made to ensure that such estimates and assumptions are reasonable, by their nature they are uncertain, and as such changes in estimates and assumptions may have a material impact in the financial statements. The principal balances in the financial statements where changes in estimates and assumptions may have a material impact are as follows:

Subscriber acquisition costs:

Estimates made in relation to future cash inflows, related cash outflows and rates of in-contract churn are based on the best information available at the balance sheet date, but such estimates may differ from actual results.

Recoverable amount of non-current assets:

All non-current assets, including goodwill and other intangible assets, are reviewed for potential impairment using estimates of the future economic benefits attributable to them.  Any estimates of future economic benefits made in relation to non-current assets may differ from the benefits that ultimately arise, and materially affect the recoverable value of the asset.

Trade and other receivables:

Provisions for irrecoverable receivables are based on extensive historic evidence, and the best available information in relation to specific issues, but are nevertheless inherently uncertain.

Current taxation:

The complex nature of tax legislation across the tax jurisdictions in which the Group operates necessitates the use of many estimates and assumptions, where the outcome may differ from that assumed.

Deferred taxation:

The extent to which tax losses can be utilised depends on the extent to which taxable profits are generated in the relevant jurisdictions in the foreseeable future, and on the tax legislation then in force, and as such the value of associated deferred tax assets is uncertain.

Provisions:

The Group’s reorganisation provisions are based on the best information available to management at the balance sheet date.  However, the future costs assumed are inevitably only estimates, which may differ from those ultimately incurred.

Sales provisions are based on historic patterns: of redemption for promotions, product return rates for returns and warranties, and penalty rates from network operators.  The Group has extensive data in all areas; however, if the historic patterns on which the provisions are based change significantly in the future, the financial statements may be materially impacted.

Provisions relating to the disposal of excess property necessitate assumptions in respect of period to disposal and exit costs, which may differ from the ultimate cost of disposal.

2             Profit before interest and taxation

Profit before interest and taxation is stated after charging (crediting):

2008
£m
Depreciation of property, plant and equipment (see note 10)	51
Amortisation of intangible fixed assets (see note 9)	65
Goodwill expense (see note 8)	1
Amounts written off inventory	32
Other inventory cost of sales	1,531
Impairment of trade receivables (see note 14)	63
Net foreign exchange gains	(1)
Share-based payments (see note 4)	6
Other employee costs (see note 3)	423
Rentals under operating leases - property	97

3             Employee costs

The average monthly number of employees (including Executive Directors) was:

2008
Number
Administration	3,049
Sales and customer management	13,792
16,841

Their aggregate remuneration (including Executive Directors) recognised in the income statement comprised:

2008
£m
Wages and salaries	356
Social security costs	58
Other pension costs	3
417
Share-based payments (see note 4)	6
423

In addition to the costs recognised in the income statement, employee costs of £17m were capitalised in the period in relation to internally generated intangible assets.

Compensation earned by key management, comprising the executive management team, was as follows:

2008
£m
Salaries and fees	2
Performance bonuses	2
Share-based payments	1
5

At 29 March 2008 there were no loans outstanding from Group executives.

4             Share-based payments

The Carphone Warehouse Group PLC has issued equity settled share-based payments to certain employees of the Group. These share-based payments have been issued through the following schemes:

a)                  Performance Share Plan

During the period an additional award was made under the 2006 Performance Share Plan. This award is subject to the same Total Shareholder Return (“TSR”) performance targets as the original awards made in December 2006. These performance targets are measured over an initial performance period to 4 June 2010 and a subsequent performance period to 4 June 2011. The awards made under this plan in previous periods are subject to a mixture of performance targets based on earnings per share measures and TSR of The Carphone Warehouse Group PLC. These performance targets are measured over a three or four year performance period.  If the options remain unexercised after a period of ten years from the date of grant, the options expire. Options are ordinarily forfeited if the employee leaves the employment of The Carphone Warehouse Group PLC or its subsidiaries before the options vest.

The following table summarises the number and weighted average exercise prices (“WAEP”) of share options for the scheme:

	2008	2008
	Number	WAEP
	million	£
Outstanding at the beginning of the period	30	—
Granted during the period	1	—
Forfeited during the period	(3)	—
Exercised during the period	(3)	—
Outstanding at the end of the period	25	—

Exercisable at the end of the period	3	—

The weighted average fair value of the awards granted during the period was £0.80.

The awards outstanding at 29 March 2008 had a weighted average remaining contractual life of 8 years. The awards exercised during the period were exercised at a weighted average market price of £3.51.

b)                  Executive Share Option Scheme

Certain employees of the Group participate in an Executive Share Option Scheme which provides for a grant price equal to the average quoted market price of the shares of The Carphone Warehouse Group PLC on the date of grant. The vesting period is generally three years. If the options remain unexercised after a period of ten years from the date of grant, the options expire. Options are ordinarily forfeited if the employee leaves the employment of The Carphone Warehouse Group PLC or its subsidiaries before the options vest.

The following table summarises the number and WAEP of share options for the scheme:

	2008	2008
	Number	WAEP
	million	£
Outstanding at the beginning of the period	14	1.16
Exercised during the period	(10)	1.18
Outstanding at the end of the period	4	1.13

Exercisable at the end of the period	4	1.13

The options outstanding at 29 March 2008 had a weighted average remaining contractual life of 4 years.  The options exercised during the period were exercised at a weighted average market price of £3.30.

The summary above includes 3m options that were granted before 7 November 2002.  In accordance with IFRS 2 ‘Share-based Payment’, no cost has been recognised in respect of these options.

c)                  Retail Share Option Scheme

The Carphone Warehouse Group PLC has a Retail Share Option Scheme, in which certain employees of the Group participate. The scheme provides for a grant price equal to the average quoted market price of the shares of The Carphone Warehouse Group PLC on the date of grant. Options granted are subject to performance criteria. The vesting period is generally three years. If the options remain unexercised after a period of ten years from the date of grant, the options expire. Options are ordinarily forfeited if the employee leaves the employment of The Carphone Warehouse Group PLC or its subsidiaries before the options vest.

The following table summarises the number and WAEP of share options for the scheme:

	2008	2008
	Number	WAEP
	million	£
Outstanding at the beginning of the period	4	1.82
Granted during the period	3	3.56
Exercised during the period	(1)	1.53
Outstanding at the end of the period	6	2.90

Exercisable at the end of the period	2	1.61

The weighted average fair value of the options granted during the period was £0.86.

The options outstanding at 29 March 2008 had a weighted average remaining contractual life of 8 years.  The options exercised during the period were exercised at a weighted average market price of £3.07.

Of the 6m options that were outstanding at 29 March 2008, there were 1m with an option price between £1.00 and £2.00, 1m between £2.01 and £3.00 and 4m above £3.01.

d)                  Other employee share option schemes

The Carphone Warehouse Group PLC has a savings-related share option scheme, in which certain employees of the Group participate, that permits the grant to employees of options linked to a bank save-as-you-earn contract for a term of three or five years with contributions from employees of between £5 and £250 per month. Options may be exercised at the end of the three or five year period at a subscription price not less than 80% of the middle market quotation on the date of grant. In addition, options were granted to certain Group employees at the time of the admission to the London Stock Exchange of The Carphone Warehouse Group PLC.

The following table summarises the number and WAEP of share options for the scheme:

	2008	2008
	Number	WAEP
	million	£
Outstanding at the beginning of the period	4	1.56
Granted during the period	2	2.59
Forfeited during the period	(1)	2.23
Exercised during the period	(1)	1.07
Outstanding at the end of the period	4	2.00

Exercisable at the end of the period	—	0.88

The weighted average fair value of the options granted during the period was £1.37.

The options outstanding at 29 March 2008 had a weighted average remaining contractual life of 2 years. The options exercised during the period were exercised at a weighted average market price of £3.33.

Fair value models

Nil cost options with internal performance targets are valued using the market price of a share at the date of grant, discounted for expected future dividends to the date of exercise. The fair values of other options with internal performance targets are estimated at the date of grant using a Binomial model. The inputs into the Binomial model are as follows:

2008
Expected volatility (%)	29.2
Risk free rate (%)	5.8
Dividend yield (%)	2.0

Expected volatility has been arrived at by using the historical volatility of the share price of The Carphone Warehouse Group PLC, and the volatility of the share price of similar companies, whose shares have a longer listing history, over a period comparable with the expected lives of the options. The assumptions made in relation to the timing of exercises are based on historical exercise patterns for each option scheme.

The fair values of options with external performance targets are estimated at the date of grant using a Monte Carlo model. The model combines the market price of a share at the date of grant with the probability of meeting performance criteria, based on the historical performance of The Carphone Warehouse Group PLC’s shares.  The historical performance period reflects a volatility of 27.4%.  A dividend yield of 2.0% has been assumed in the model.

Charge to income statement:

During the period the Group recognised a charge of £6m in respect of equity settled share-based payments.

5             Interest payable, interest receivable and foreign exchange losses on ineffective hedges

Interest payable is analysed as follows:

2008
£m
Interest on overdrafts, and loans from The Carphone Warehouse Group PLC	24
24

Interest receivable is analysed as follows:

2008
£m
Interest on cash and cash equivalents	10
Interest on loans to The Carphone Warehouse	16
Profit on disposal of available-for-sale investments	1
27

A foreign exchange loss of £20m arose on ineffective hedges in the period. As explained in note 1a, hedge documentation for Best Buy Europe Distributions Limited was not in place as the Best Buy Europe Distributions Limited entity had not been incorporated until 13 March 2008. Consequently hedge accounting has not been applied in these financial statemements. The exchange loss of £20m would have been offset against corresponding exchange gains in the translation reserve had the appropriate documentation for the Group been in place throughout the period.

6             Taxation

The tax charge comprises:

2008
£m
Current tax:
UK corporation tax	12
Overseas tax	12
24
Adjustments in respect of prior periods:
UK corporation tax	(1)
Overseas tax	(7)
(8)

Total current tax	16

Deferred tax:
Origination and reversal of temporary differences	5
Adjustments in respect of prior periods	1
Total deferred tax	6

Total tax charge	22

The principal differences between the total tax charge shown above and the amount calculated by applying the standard rate of UK corporation tax of 30% to profit before taxation are as follows:

2008
£m
Profit before taxation	110

Profit before taxation at 30%	33
Items attracting no tax relief or liability	16
Income taxed at lower rates	(20)
Benefits of tax losses brought forward	(2)
Adjustments in respect of prior periods	(7)
Other temporary differences not recognised in deferred tax	3
Impact of change in UK tax rate (see below)	(1)
Total tax charge	22

Tax on items recognised directly in reserves is as follows:

2008
£m
Current tax credit on share-based payments	11
Deferred tax debit on share-based payments	(9)
2

The major deferred tax assets and liabilities recognised by the Group and movements thereon during the period are as follows:

	Share-based payments	Temporary differences on capitalised costs	Tax losses	Other temporary differences	Total
	£m	£m	£m	£m	£m
At 1 April 2007	9	(7)	4	3	9

(Charge) credit to income statement	—	(4)	1	(4)	(7)
Impact of change in UK tax rate	—	1	—	—	1
(Charge) credit to income statement	—	(3)	1	(4)	(6)

Charge to reserves	(9)	—	—	—	(9)

At 29 March 2008	—	(10)	5	(1)	(6)

Deferred tax assets and liabilities are analysed and presented on the balance sheet as follows:

Deferred tax assets	—	—	5	2	7
Deferred tax liabilities	—	(10)	—	(3)	(13)
At 29 March 2008	—	(10)	5	(1)	(6)

No deferred tax assets and liabilities have been offset in the period, except where there is a legal right to do so in the relevant jurisdictions.

From 1 April 2008, the UK statutory rate of corporation tax has reduced from 30% to 28%. The impact of this change on the value of deferred tax assets has been recognised at 29 March 2008.

At 29 March 2008, the Group had unused tax losses of £66m available for offset against future taxable profits. A deferred tax asset of £5m has been recognised in respect of £20m of such losses, based on expectations of recovery in the foreseeable future.

No deferred tax asset has been recognised in respect of the remaining tax losses of £46m as there is insufficient evidence that there will be suitable taxable profits against which these losses can be recovered.

The Group’s unrecognised tax losses include amounts of £8m that will expire between 2014 and 2018 and £8m that will expire between 2008 and 2013. All other losses may be carried forward indefinitely.

At 29 March 2008, the aggregate amount of temporary differences associated with the undistributed earnings of subsidiaries for which deferred tax liabilities have not been recognised was £27m. No liability has been recognised in respect of these differences because the Group is in a position to control the timing of their reversal and it is probable that they will not reverse in the foreseeable future.

As described in note 27, 50% of the share capital of the Group was purchased by Best Buy Co., Inc. on 30 June 2008. This transaction may have a material impact on the recoverability of certain tax assets, the financial impact of which is currently uncertain.

7             Equity dividends

The Group paid dividends of £35m to The Carphone Warehouse Group PLC during the period.

8             Goodwill

2008
£m
At 1 April 2007	168
Acquisition of subsidiaries (see note 11)	5
Disposals (see note 11)	(10)
Goodwill expense	(1)
Foreign exchange	27
At 29 March 2008	189

At 29 March 2008
Cost (gross carrying amount)	193
Accumulated goodwill expense	(4)
Net carrying amount	189

A goodwill expense of £1m has been recognised in the period in relation to historical acquisitions.

Goodwill has been allocated to cash-generating units (“CGUs”) which are generally based on geographical location.  The carrying amount of goodwill by geographical location is as follows:

2008
£m
UK	10
France	63
Germany	36
Spain	34
Other	46
Total goodwill	189

The Group tests goodwill annually for impairment, or more frequently if there are indications that goodwill might be impaired.

The recoverable amounts of the CGUs are determined from value in use calculations. Cash flow forecasts are prepared from the most recent financial budgets approved by management for the next five years and extrapolated for the following 15 years based on a country-specific growth rate ranging from 1.6% to 2.3%.  This rate does not exceed the average long-term growth rate for the relevant markets.  The average pre-tax rate used to discount the forecast cash flows is 10.0%.

The key assumptions for the value in use calculations are those regarding the discount rates, growth rates and expected changes to selling prices and direct costs during the period, all of which are based on historical patterns and expectations of future market developments.  Management estimates discount rates using pre-tax rates that reflect current market assessments of the time value of money and the risks specific to the CGUs.

No CGUs have been identified where it is considered likely that key assumptions may change to such an extent that it would lead to a significant impairment loss.

9             Other intangible assets

Other intangible assets are analysed as follows:

	Subscriber acquisition costs	Software and licences	Key money	Total
	£m	£m	£m	£m
At 1 April 2007	34	59	26	119
Additions	41	51	8	100
Amortisation	(37)	(25)	(3)	(65)
Foreign exchange	6	—	4	10
At 29 March 2008	44	85	35	164

At 29 March 2008
Cost (gross carrying amount)	76	165	45	286
Accumulated amortisation	(32)	(80)	(10)	(122)
Net carrying amount	44	85	35	164

Software and licenses include assets with a cost of £2m on which amortisation has not been charged as the assets have not yet been brought into use. Subscriber acquisition costs are amortised over the minimum contract term and are removed from cost in the analysis above after a period of two years.

10      Property, plant and equipment

	Freehold land and buildings	Short leasehold costs	Computer hardware	Fixtures and fittings	Motor vehicles	Total
	£m	£m	£m	£m	£m	£m
Cost
At 1 April 2007	6	76	112	159	4	357
Additions	1	25	17	30	—	73
Disposals	(4)	(2)	(6)	(10)	(1)	(23)
Foreign exchange	—	4	5	14	—	23
At 29 March 2008	3	103	128	193	3	430

Depreciation
At 1 April 2007	(1)	(30)	(72)	(91)	(2)	(196)
Charge for the period	—	(10)	(18)	(22)	(1)	(51)
Disposals	1	2	7	5	1	16
Foreign exchange	—	(1)	(3)	(8)	—	(12)
At 29 March 2008	—	(39)	(86)	(116)	(2)	(243)

Net book value At 29 March 2008	3	64	42	77	1	187
At 1 April 2007	5	46	40	68	2	161

11      Non-current asset investments

a)          Principal Group investments

The Group has investments in the following subsidiary undertakings, which principally affected the profits or losses or net assets of the Group. All holdings are in equity share capital and give the Group an effective holding of 100% on consolidation.

Name	Country of incorporation or registration	Nature of business
The Carphone Warehouse Limited*	England and Wales	Distribution
The Phone House SAS*	France	Distribution
The Phone House Telecom GmbH*	Germany	Distribution
Phone Warehouse SL	Spain	Distribution
The Phone House Holdings (UK) Limited*	England and Wales	Holding company
New Technology Insurance*	Ireland	Insurance

*held directly by Best Buy Europe Distributions Limited following the Group Reorganisation described in note 1a.

b)          Acquisitions

Separate to the Group Reorganisation described in note 1a, the Group acquired various subsidiaries during the period for a gross and net cash consideration of £5m, together with contingent deferred consideration of £5m. These acquisitions resulted in provisional goodwill of £5m.

c)          Disposals

On 14 May 2007, the Group disposed of 62% of one of its French subsidiaries, The Phone House Services Telecoms SAS, for an initial cash consideration of £11m, resulting in the disposal of £8m of goodwill. The remaining investment is now treated as an associate in the results of the Group (see note 12). The Group announced on 20 March 2008 the disposal of its Swiss retail business and assets for a gross cash consideration of £14m, resulting in the disposal of £2m of goodwill.

12      Interest in associate

2008
£m
Opening balance	—
Additions	5
Share of results for the period	1
Closing balance	6

Additions in the period reflect a non-cash contribution of £5m relating to the sale of 62% of the share capital of The Phone House Services Telecoms SAS, previously a wholly owned subsidiary of the Group.

The Group’s share of the results, and assets and liabilities of its associate for the period are as follows:

2008
£m
Share of revenue	11
Share of costs and expenses	(10)
Share of loss before taxation	1
Share of taxation	—
Share of results after taxation	1

Share of assets
Share of non-current assets	5
Share of current assets	5
10
Share of liabilities
Share of current liabilities	(4)
(4)

Share of net assets	6

There are no material contingent liabilities or commitments relating to the associate.

13      Inventory

2008
£m
Finished goods and goods for resale	210

The difference between the balance sheet value of inventory and its replacement cost is not material.

14      Trade and other receivables

2008
£m
Trade receivables – gross	656
Less provision for impairment	(56)
Trade receivables – net	600
Loans to The Carphone Warehouse	223
Prepayments and accrued income	31
854

The average credit period taken on trade receivables, calculated by reference to the amount owed at the period end as a proportion of total revenue in the period, adjusted to take account of the timing of acquisitions, was 71 days.

Included within trade receivables are balances of £21m that fall due after more than one year.

Trade and other receivables are discounted where the time value of money is considered material.

The Group’s trade and other receivables are denominated in the following currencies:

2008
£m
Sterling	446
Euro	192
Other	18
656

The ageing of gross trade receivables is as follows:

2008
£m
Not yet due	482
0 to 2 months	81
2 to 4 months	31
Over 4 months	62
656

The ageing of provisions for impairment of trade receivables is as follows:

2008
£m
Not yet due	(3)
0 to 2 months	(5)
2 to 4 months	(10)
Over 4 months	(38)
(56)

Movements in provisions for impairment of trade receivables are as follows:

2008
£m
Opening balance	(34)
Charge to the income statement	(63)
Receivables written off as irrecoverable	44
Foreign exchange	(3)
Closing balance	(56)

At 29 March 2008, trade receivables of £121m were past due but not impaired. The Group has made provision based on historical rates of recoverability and all unprovided amounts are considered to be recoverable.  The ageing analysis of these trade receivables is as follows:

2008
£m
0 to 2 months	76
2 to 4 months	21
Over 4 months	24
121

15      Current asset investments

2008
£m
Available-for-sale investments	2

There are no listed investments within current asset investments.

16      Trade and other payables

2008
£m
Trade payables	385
Other taxes and social security costs	99
Other creditors	16
Accruals and deferred income	193
693

The average credit period taken on trade payables, calculated by reference to the amounts owed at the period end as a proportion of the amounts invoiced by suppliers in the period, adjusted to take account of the timing of acquisitions, was 52 days.

The carrying amount of trade and other payables approximates to their fair value.

17      Cash and cash equivalents, loans and other borrowings

Cash and cash equivalents comprise:

2008
£m
Cash at bank and in hand	46
Short-term bank deposits and money market funds	17
Short-term deposits with The Carphone Warehouse Group PLC	159
222

All cash and cash equivalents are available on demand. The effective average interest rate on bank deposits, money market funds and deposits with The Carphone Warehouse Group PLC was 5.1%.

Short-term deposits with The Carphone Warehouse Group PLC include amounts held within an international cash pooling mechanism.

Within cash and cash equivalents, £42m is held by the Group’s insurance business to cover regulatory reserve requirements. As such, these funds are not available to offset other Group borrowings. As explained in note 1a, reinsurance services were provided to the retail and distribution business during the period by an entity that was not controlled by the retail and distribution business and that was not transferred to the Group. Cash balances held by this entity have been retained by The Carphone Warehouse, and have therefore been excluded from the Group’s assets. This cash included £13m held by the reinsurance business to cover regulatory requirements.

Loans and other borrowings comprise:

	Maturity	2008
		£m
Bank overdrafts	On demand	15
Loans from The Carphone Warehouse Group PLC	On demand	316
		331

Details of the borrowing facilities of the Group, all of which are unsecured, are set out below.

Bank overdrafts

The Group has a variety of overdraft facilities in Sterling, Euro and other European currencies. These facilities are domiciled in various countries and interest is charged at the standard overdraft rates applicable in the countries concerned.

Loans from The Carphone Warehouse Group PLC

Other short-term funding is provided on an uncommitted basis by The Carphone Warehouse Group PLC, either through formal loans or via an international cash pooling mechanism.

The weighted average interest rate on bank overdrafts and loans from The Carphone Warehouse Group PLC was 5.5%.

Currency profile of borrowings

The currency profile of the Group’s borrowings is as follows:

	2008	2008	2008	2008	2008
	Sterling	Euro	Swiss Franc	Other	Total
	£m	£m	£m	£m	£m
Bank overdrafts	13	1	—	1	15
Loans from The Carphone Warehouse Group PLC	—	237	41	38	316
	13	238	41	39	331

Included in bank overdrafts and loans from The Carphone Warehouse Group PLC are Swedish Krona and US Dollar borrowings.

Securities and guarantees

None of the borrowings is secured over Group assets. Although some guarantees are given by Group companies, these are to cover commercial obligations and as such, no additional credit risk is created.

Functional currency

The functional currency of individual companies within the Group varies with the territory in which they operate and the currencies in which subsidiary companies prepare their accounts are: Sterling, Euro, Swiss Franc and Swedish Krona.

18      Financial risk management and derivative financial instruments

The book values and fair values of the Group’s financial assets and liabilities are as follows:

	2008	2008
	Book value	Fair value
	£m	£m
Cash and cash equivalents	222	222
Trade and other receivables	854	854
Available-for-sale investments	2	2
Trade and other payables	(693)	(693)
Bank overdrafts	15	15
Loans from The Carphone Warehouse Group PLC	316	316

Fair values have been arrived at by discounting future cashflows.

Financial risk management policies

The Group’s activities expose it to a variety of financial risks including market risk (such as foreign exchange risk and interest rate risk), credit risk and liquidity risk. The Treasury function of The Carphone Warehouse Group PLC uses certain financial instruments to mitigate potentially adverse effects on the Group’s financial performance from these risks.  These financial instruments primarily consist of bank loans and deposits, spot and forward foreign exchange contracts, and foreign exchange swaps.

Foreign exchange risk

The Group is exposed to limited cross-border transactional commitments and, where significant, these are hedged at inception using forward currency contracts.  These exposures arise mainly through inventory purchases.  The Group’s foreign exchange position is calculated daily and any positions are closed out immediately unless the exposure is trivial. In some circumstances, particularly for highly volatile currencies, the Group also hedges future currency commitments, which are accounted for as cash flow hedges. The currencies in which the main Group exposures arise include Euro, US Dollar, Swiss Franc and Swedish Krona.

Translational currency risk (for example, investments in overseas assets or the funding of subsidiaries) is hedged using foreign exchange swaps or currency borrowings, as appropriate, at all times. A significant proportion of Group borrowings is held in Euros for this purpose. However, balance sheet translational risk is not hedged against adverse movements in exchange rates and the results of any such movements are taken to reserves.  Likewise, the translation risk on converting overseas currency profits or losses is not hedged and such profits or losses are converted into Sterling at average exchange rates throughout the period.

At 29 March 2008, the total notional principal amount of outstanding currency contracts was £4m, held in relation to cash flow hedges, for which the associated fair value gains and losses will be transferred to the income statement when the transactions occur over the next 12 months. All cash flow hedges will reverse within the next financial year.

No contracts with embedded derivatives have been identified and accordingly no such derivatives have been accounted for separately.

As explained in note 1a, hedge documentation for net investment hedges in the period referred to The Carphone Warehouse Group PLC rather than Best Buy Europe Distributions Limited, and was therefore not effective for the financial statements of the Group. As a result, a foreign exchange loss of £20m arose in the period on ineffective hedges. This loss would have been offset against corresponding exchange gains in the translation reserve had the appropriate documentation for the Group been in place throughout the period.

Currency loans and deposits are sensitive to movements in foreign exchange rates; this sensitivity can be analysed in comparison to period-end rates (assuming all other variables remain constant) as follows:

	2008
	Income statement movement	2008 Equity movement
	£m	£m
10% movement in the Sterling/Euro exchange rate	12	12
10% movement in the Sterling/Swiss Franc exchange rate	2	2

This hypothetical analysis assumes that net investment hedges remain ineffective. With effective hedge documentation in place for Best Buy Europe Distributions Limited, changes in the value of currency loans and deposits would not be expected to have an impact in the income statement, as they match currency assets and liabilities, the value of which would rise or fall correspondingly, with fair value hedges assumed to be fully effective.

Interest rate risk

The Group’s interest rate risk arises primarily on cash and cash equivalents, loans and other borrowings, all of which are at floating rates of interest and thus expose the Group to cash flow interest rate risk. These floating rates are linked to LIBOR and other interest rate bases as appropriate to the instrument and currency. Future cash flows arising from these financial instruments depend on interest periods agreed at the time of rollover.

The sensitivity of cash and cash equivalents, loans and other borrowings to movements in interest rates has been analysed below by calculating the effect on the income statement and equity of 1% movements in the interest rate for the currencies in which most Group cash and cash equivalents, loans and other borrowings are denominated.  This hypothetical analysis has been prepared on the assumption that the period-end positions prevail throughout the period, and therefore may not be representative of fluctuations in actual levels of cash and cash equivalents, loans and other borrowings.

	2008
	Income statement movement	2008 Equity movement
	£m	£m
1% movement in the Sterling interest rate	3	—
1% movement in the Euro interest rate	(1)	—

Credit risk

The Group’s exposure to credit risk is monitored regularly.  Debt, investments, foreign exchange and derivative transactions are all spread amongst a number of banks, all of which have short-term or long-term credit ratings appropriate to the Group’s policies and exposures.  The investments made by the Group’s insurance companies, which hold the bulk of the Group’s cash investments outside of The Carphone Warehouse Group PLC international cash pooling mechanism, are reviewed regularly by the appropriate boards and judged against existing investment policies and counterparty credit risk policies.

Trade receivables primarily comprise balances due from individual mobile customers and balances due from network operators. Network operators are generally major multi-national enterprises with whom the Group has well established relationships and are consequently not considered to add significantly to the Group’s credit risk exposure. Provision is made for any receivables that are considered to be irrecoverable.

Liquidity risk

The Group manages its exposure to liquidity risk by regularly reviewing the long-term and short-term cash flow projections for the business against facilities and other resources available to it.  Headroom is assessed based on historical experience as well as by assessing current business risks, including foreign exchange movements.

All of the Group’s financial liabilities mature within one year, and those that are interest bearing are all technically repayable on demand, and the contractual undiscounted cash flows therefore approximate to their book values.

Following the transaction with Best Buy Co., Inc. described in note 27, a five year revolving credit facility of £350m has been made available to the Group.

19      Provisions

	Insurance	Reorganisation	Sales	Other	Total
	£m	£m	£m	£m	£m
At 1 April 2007	10	3	68	6	87
Acquisitions	—	—	1	—	1
Charge to income statement	39	5	79	—	123
Released in the period	—	—	—	(2)	(2)
Utilised in the period	(41)	(1)	(93)	(2)	(137)
Foreign exchange	—	—	2	1	3
At 29 March 2008	8	7	57	3	75

Provisions are categorised as follows:

Insurance:

Insurance provisions represent the anticipated costs of all policyholder claims notified but not settled and claims incurred but not reported at the balance sheet date.  Insurance provisions are expected to be utilised within one year.

Reorganisation:

Reorganisation provisions relate to ongoing group restructuring programmes. The increase in the provision during the period relates to the disposal of the Group’s Swiss retail business, which was announced on 20 March 2008. The provision is expected to be utilised over the next 12 months.

Sales:

Sales provisions relate to “cash-back” and similar promotions, product warranties, product returns, and network operator performance penalties.  Sales provisions are expected to be used within the following 12 to 24 months.

Other:

Other provisions relate to dilapidations and similar property costs, unresolved tax issues and legal disputes, and costs associated with onerous contracts.

20      Share capital

	2008	2008
	million	£m
Authorised
Ordinary shares of £1 each	—	—
Allotted, called-up and fully paid
Ordinary shares of £1 each	—	—

On 13 March 2008, 1,000 shares with a nominal value of £1 each were authorised and 2 shares were issued by Best Buy Europe Distributions Limited for cash consideration. On 18 June 2008, the authorised share capital of Best Buy Europe Distributions Limited was increased to 2,500m. Between 20 June 2008 and 23 June 2008, a further 2,137m shares were issued in exchange for certain subsidiaries of The Carphone Warehouse Group PLC, as part of the Group Reorganisation described in note 1a.

21  Reserves and accumulated profits

	Share capital	Reconstruction reserve	Translation reserve	Accumulated profits	Total
	£m	£m	£m	£m	£m
At 1 April 2007	—	360	2	298	660
Net profit for the financial period	—	—	—	88	88
Currency translation and cash flow hedges	—	—	29	—	29
Tax on items recognised directly in reserves (see note 6)	—	—	—	2	2
Net change in available-for-sale investments	—	—	—	(1)	(1)
Capital contribution in respect of share-based payments (see note 4)	—	—	—	6	6
Equity dividends (see note 7)	—	—	—	(35)	(35)
Movements on reconstruction reserve	—	(47)	—	—	(47)
At 29 March 2008	—	313	31	358	702

As explained in note 1a, the Group has applied reconstruction accounting in the period.

The reconstruction reserve at 1 April 2007 reflects the net investment in the share capital of companies held directly by The Carphone Warehouse Group PLC prior to the Group Reorganisation, together with the removal from the Group balance sheet of cash held by the entity that provided reinsurance services to the Group during the period (see note 1a).

The principal movements on the reconstruction reserve in the period represent foreign exchange movements on these investments and net cash flows paid to the The Carphone Warehouse Group PLC as a result of the Group Reorganisation.

22      Commitments under operating leases

The Group leases retail units and offices under non-cancellable operating leases.  The leases have varying terms, purchase options, escalation clauses and renewal rights.

The Group had outstanding commitments for future minimum lease payments under non-cancellable operating leases which fall due as follows:

2008
£m
Within one year	108
In two to five years	292
After five years	249
649

The Group has some leases that include revenue related rental payments that are contingent on store performance.  The analysis above includes only the minimum rental commitment.

23      Capital commitments

2008
£m
Expenditure contracted, but not provided for in the financial statements	15

24      Pension arrangements

The Group provides various defined contribution pension schemes for the benefit of a significant number of its employees, the cost of which for the period was £3m.

25      Related party transactions

During the period, the Group had the following disclosable transactions with related parties:

	The Carphone Warehouse	Other related parties
	2008	2008
	£m	£m
Income from sale of inventory	—	8
Commission income	38	9
Amounts recharged to related parties for services provided	24	—
Amounts recharged from related parties for services received	(40)	—
Interest income on loans receivable	16	—
Interest expense on loans payable	(24)	—

All products and services were provided at market rates.

Amounts recharged to The Carphone Warehouse relate primarily to information technology services.

Amounts recharged from The Carphone Warehouse include royalty payments in respect of brands and recharges in respect of shared-service functions, shared-based payments and occupancy costs.

At the end of the period, the Group had the following balances outstanding with related parties:

	The Carphone Warehouse	Other related parties
	2008	2008
	£m	£m
Short-term deposits	159	—
Loans receivable	223	—
Loans payable	(316)	—
Net trade payables	(13)	—

The Group procured services from a company controlled by a relative of a member of the key management team totalling £0.5m during the period, with £0.1m owed by the Group to this company at 29 March 2008.

26      Parent undertaking

During the period, the immediate and ultimate parent company and controlling party was The Carphone Warehouse Group PLC, a company incorporated in Great Britain.

27      Post balance sheet events

On 30 June 2008, 50% of the issued share capital of the Group was purchased by Best Buy Co., Inc. for a total purchase price of £1,087m.

28   Date of authorisation for issue

These non-statutory financial statements were authorised for issue by the Board of Directors on 11 September 2008.